UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

FactorShares 2X: TBond Bull/S&P500 Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	90-6132863 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 25 Deforest Avenue, Suite 203 Summit, New Jersey (Address of Principal Executive Offices)	07901 (Zip Code)
001-35088 (Commission File Number)
(908) 897-0518 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2013, Factor Capital Management, LLC, the managing owner of FactorShares 2X: TBond Bull/S&P500 Bear (the “Fund”), received a notice (the “Notice”) from NYSE Regulation, Inc. (“NYSERI”) on behalf of NYSE Arca Equities, Inc. (“NYSE Arca”) stating that the staff of NYSERI is considering the delisting of the Fund based on the Fund’s non-compliance with NYSE Arca’s Rule 8.200(d)(2)(C) which states: “Continued Trading-Following the initial twelve month period following formation of a Trust and commencement of trading on the Corporation, the Corporation will consider the suspension of trading in or removal from listing of or termination of unlisted trading privileges for a Trust upon which a series of Trust Issued Receipts is based under any of the following circumstances… (C) if the market value of the receipts issued and outstanding is less than $1,000,000.” Pursuant to NYSE Arca Equities Rule 5.5(m), at a meeting to be held on October 1, 2013, the staff of NYSERI will conduct a formal review of the Fund’s listing status and plan to address the non-compliance and will evaluate whether continued listing of the Fund is appropriate.

The Managing Owner has determined to develop a plan to address the non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: TBond Bull/S&P500 Bear

By:	Factor Capital Management, LLC, its Managing Owner
By: /s/ Mary Byra
Name: Mary Byra
Title: Principal Financial Officer

Date: September 16, 2013

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